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                                    EXHIBIT A



         To Custodian Agreement dated as of January 2, 1997 between Bankers Trust Company and MIMLIC Series Fund, Inc.


                               LIST OF PORTFOLIOS


     The following is a list of Portfolios referred to in the first WHEREAS clause of the above-referred to Custodian Agreement. Terms used herein as defined terms unless otherwise defined shall have the meanings ascribed to them in the above-referred to Custodian Agreement.

Global Bond Portfolio

International Stock Portfolio








Dated as of: January 18, 2000              ADVANTUS  SERIES FUND, INC.
                                           (Formerly MIMLIC Series Fund, Inc.)


                                           By: __________________________
                                           Name: ________________________
                                           Title: _______________________


                                           BANKERS TRUST COMPANY


                                           By: __________________________
                                           Name:
                                           Title: